Exhibit 99.1

Contact:	Richard A. Lechleiter
Executive Vice President and Chief Financial Officer
(502) 596-7734

KINDRED HEALTHCARE THIRD QUARTER RESULTS

EXCEED COMPANY’S GUIDANCE

Company Reports $0.14 per Diluted Share from Continuing Operations

Compared to Earnings Guidance Range of Breakeven to $0.05

Company Raises 2009 EPS Range to $1.48 to $1.53 from $1.35 to $1.45

Company Provides Fourth Quarter 2009 EPS Guidance Range of $0.30 to $0.35

Company Provides Initial 2010 EPS Guidance Range of $1.20 to $1.35

Management Cites Weakness in 2010 Nursing Center Medicare and Medicaid Rates

LOUISVILLE, Ky. (November 2, 2009) – Kindred Healthcare, Inc. (the “Company”) (NYSE:KND) today announced its operating results for the third quarter ended September 30, 2009.

Third Quarter Highlights:

•	Consolidated revenues rose 6% to $1.1 billion

•	Each operating division reported revenue growth compared to last year

•	Diluted earnings per share reported at $0.14 compared to last year’s $0.05

•	Hospital operating income grew 21% in the third quarter

•	Both reported and same-store admissions grew 4% compared to last year’s third quarter

•	Nursing center results were in line with expectations

•	Revenue quality mix improved to 58.1% from 56.6% in the third quarter of 2008

•	Peoplefirst rehabilitation services reported continued revenue growth and productivity gains

•	Quarterly revenues were up 15% from last year’s third quarter; operating income grew 47%

•	Financial liquidity strengthened during the quarter

•	Third quarter operating cash flows surged to $53 million from $7 million last year

•	Accounts receivable days outstanding declined to 56.8 from 63.0 at September 30, 2008

•	Long-term debt, net of excess cash, declined to $220 million at September 30, 2009 compared to $329 million at September 30, 2008

Kindred Healthcare Third Quarter Results Exceed Company’s Guidance

November 2, 2009

Continuing Operations

Consolidated revenues for the third quarter ended September 30, 2009 totaled $1.1 billion, an increase of 6% from last year’s third quarter. Income from continuing operations for the third quarter of 2009 totaled $5.4 million or $0.14 per diluted share compared to $2.1 million or $0.05 per diluted share in the third quarter last year.

As expected, the Company recorded a $1.7 million or $0.04 per diluted share favorable income tax adjustment in the third quarter of 2009. This adjustment was included in the Company’s previously issued third quarter earnings guidance.

Operating results for the third quarter of 2008 included certain items that, in the aggregate, reduced net income by $2.3 million or $0.06 per diluted share.

For the nine months ended September 30, 2009, consolidated revenues increased 5% to $3.2 billion compared to the first nine months of 2008. Income from continuing operations totaled $46.3 million or $1.18 per diluted share for the first nine months of 2009 compared to $38.8 million or $0.98 per diluted share in the same period a year ago.

Consolidated operating results for the first nine months of 2008 included certain items that, in the aggregate, increased net income by approximately $1.7 million or $0.04 per diluted share.

Discontinued Operations

During the past several years, the Company has entered into transactions to divest unprofitable businesses. For accounting purposes, the historical operating results of these businesses and gains or losses associated with these operations have been classified as discontinued operations in the Company’s consolidated statement of operations for all historical periods.

In the third quarter of 2009, the Company reported breakeven results from discontinued operations compared to a loss of $1.3 million or $0.03 per diluted share in the third quarter of 2008.

For the first nine months of 2009, the Company reported a loss from discontinued operations of $1.5 million or $0.04 per diluted share compared to a loss of $4.4 million or $0.11 per diluted share in the first nine months of 2008.

In the third quarter of 2008, the Company recorded a net loss of $22.1 million or $0.56 per diluted share related to the closure of a hospital. Operating results for the first nine months of 2009 included a loss on the divestiture of discontinued operations totaling $24.0 million or $0.61 per diluted share compared to a net loss of $19.3 million or $0.49 per diluted share for the first nine months of 2008.

Management Commentary

Paul J. Diaz, President and Chief Executive Officer of the Company, remarked, “We are pleased to report solid third quarter performance in each of our three operating divisions. Our efforts to improve the quality of our services and better manage costs during the weakest seasonal period of the year led to better overall execution compared to both our expectations and the third quarter last year. Our improved operational focus also has resulted in more consistent overall operating results over the past four quarters.”

Kindred Healthcare Third Quarter Results Exceed Company’s Guidance

November 2, 2009

Commenting on the Company’s third quarter operations, Mr. Diaz noted, “Growth in hospital operating income was driven primarily by 11% growth in non-government admissions and favorable commercial pricing as we continued to demonstrate the value of our hospital services to commercial payors. Our nursing center revenues grew 3% and operating income was in line with our expectations for the quarter. Peoplefirst rehabilitation services continued to achieve solid revenue growth and strong productivity gains that drove operating income growth of 47% compared to the third quarter last year. Furthermore, our focus on cost management across the organization was a significant factor in our third quarter success.”

Mr. Diaz further noted, “The significant growth in operating cash flows in the first nine months of this year, driven primarily by strong accounts receivable collections, has allowed us to fund our ongoing capital spending programs, our hospital development projects and the development of our transitional care centers and units in selected nursing centers. At the same time, we have reduced our outstanding revolving credit borrowings, net of excess cash, by over $100 million in the last twelve months. Looking forward, we will continue to focus on maximizing cash flows to fund our growth initiatives and reduce our leverage.”

Earnings Guidance – Continuing Operations

The Company raised its 2009 earnings guidance for continuing operations. The Company expects consolidated revenues for 2009 to approximate $4.3 billion. Operating income, or earnings before interest, income taxes, depreciation, amortization and rent, is expected to range from $577 million to $581 million. Rent expense is expected to approximate $350 million, while depreciation, amortization and net interest expense are expected to approximate $131 million. Income from continuing operations for 2009 is expected to approximate $58 million to $60 million or $1.48 to $1.53 per diluted share (based upon diluted shares of 38.5 million).

The Company also provided its earnings outlook for the fourth quarter of 2009, estimating diluted earnings per share between $0.30 to $0.35 (based upon diluted shares of 38.5 million).

The Company anticipates that routine capital spending for 2009 will approximate $110 million to $115 million and hospital development capital spending should approximate $45 million to $50 million. Management expects that substantially all of these expenditures will be financed through internal sources.

The Company also provided its initial earnings guidance for 2010. Consolidated revenues are expected to approximate $4.5 billion. Operating income is expected to range from $575 million to $583 million. Rent expense is expected to approximate $364 million, while depreciation, amortization and net interest expense are expected to approximate $128 million. Income from continuing operations for 2010 is expected to approximate $48 million to $54 million or $1.20 to $1.35 per diluted share (based upon diluted shares of 39 million).

The Company anticipates that routine capital spending in 2010 will approximate $115 million to $120 million, hospital development capital spending should approximate $45 million to $50 million and nursing center development capital spending on transitional care centers and units should approximate $25 million to $30 million. Management expects that a substantial portion of these expenditures will be financed through internal sources.

The Company indicated that the earnings guidance for 2009 and 2010 reflects the estimated impact of the final rules issued by the Centers for Medicare and Medicaid Services (“CMS”) on July 31, 2009 related to payment rates for long-term acute care (“LTAC”) hospitals and nursing centers. The

Kindred Healthcare Third Quarter Results Exceed Company’s Guidance

November 2, 2009

Company also indicated that the earnings guidance does not reflect any material acquisitions or divestitures and does not take into account any other changes in government reimbursements, repurchases of common stock or unusual items.

Mr. Diaz noted, “We remain focused on our strategic operating plan, improving our core operations and adding selectively to our asset base in targeted cluster markets. As we have in the past, we will continue to invest in our people, facilities, clinical programs and information systems to differentiate Kindred as a leading provider of post-acute services. However, we are concerned in the near term with weakness in both Medicare and Medicaid rates in our nursing center business. While we are reviewing a number of mitigation strategies for 2010, we do not believe that we can completely offset weaker government reimbursements in this division. We also would remind investors of the uncertainty associated with various federal healthcare reform proposals, ongoing state budget pressures as well as potential transition issues in the fourth quarter next year related to the new RUGs IV requirements for nursing centers.”

Webcast of Conference Call

As previously announced, investors and the general public can access a live webcast of the third quarter 2009 conference call through a link on the Company’s website at www.kindredhealthcare.com. The conference call will be held November 3, 2009 at 10:00 a.m. Eastern Time.

A telephone replay of the conference call will be available at approximately 1:00 p.m. on November 3 by dialing (719) 457-0820, access code: 5654091. The replay will be available through November 12.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

In addition to the factors set forth above, other factors that may affect the Company’s plans or results include, without limitation, (a) changes in the reimbursement rates or the methods or timing of payment from third party payors, including the Medicare and Medicaid programs, changes arising from and related to the Medicare prospective payment system for LTAC hospitals, including potential changes in the Medicare payment rules, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and changes in Medicare and Medicaid reimbursements for the Company’s nursing centers; (b) the

Kindred Healthcare Third Quarter Results Exceed Company’s Guidance

November 2, 2009

effects of healthcare reform, legislative changes and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry; (c) the impact of the Medicare, Medicaid and SCHIP Extension Act of 2007, including the ability of the Company’s hospitals to adjust to potential LTAC certification, medical necessity reviews and the three-year moratorium on future hospital development; (d) failure of the Company’s facilities to meet applicable licensure and certification requirements; (e) the further consolidation of managed care organizations and other third party payors; (f) the Company’s ability to meet its rental and debt service obligations; (g) the Company’s ability to operate pursuant to the terms of its debt obligations and its master lease agreements with Ventas, Inc. (NYSE:VTR); (h) the condition of the financial markets, including volatility and deterioration in the equity, capital and credit markets, which could limit the availability and terms of debt and equity financing sources to fund the requirements of the Company’s businesses, or which could negatively impact the Company’s investment portfolio; (i) national and regional economic, financial, business and political conditions, including their effect on the availability and cost of labor, credit, materials and other services; (j) the Company’s ability to control costs, particularly labor and employee benefit costs; (k) increased operating costs due to shortages in qualified nurses, therapists and other healthcare personnel; (l) the Company’s ability to attract and retain key executives and other healthcare personnel; (m) the increase in the costs of defending and insuring against alleged professional liability claims and the Company’s ability to predict the estimated costs related to such claims, including the impact of differences in actuarial assumptions and estimates compared to eventual outcomes; (n) the Company’s ability to successfully reduce (by divestiture of operations or otherwise) its exposure to professional liability claims; (o) the Company’s ability to successfully pursue its development activities and successfully integrate new operations, including the realization of anticipated revenues, economies of scale, cost savings and productivity gains associated with such operations; (p) the Company’s ability to successfully dispose of unprofitable facilities; (q) events or circumstances which could result in impairment of an asset or other charges; (r) changes in generally accepted accounting principles or practices; and (s) the Company’s ability to maintain an effective system of internal control over financial reporting. Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

As noted above, the Company’s earnings guidance includes the financial measure referred to as operating income. The Company’s management uses operating income as a meaningful measure of operational performance in addition to other measures. The Company uses operating income to assess the relative performance of its operating divisions as well as the employees that operate these businesses. In addition, the Company believes this measurement is important because securities analysts and investors use this measurement to compare the Company’s performance to other companies in the healthcare industry. The Company believes that income from continuing operations is the most comparable measure, in relation to generally accepted accounting principles, to operating income. Readers of the Company’s financial information should consider income from continuing operations as an important measure of the Company’s financial performance because it provides the most complete measure of its performance. Operating income should be considered in addition to, not as a substitute for, or superior to, financial measures based upon generally accepted accounting principles as an indicator of operating performance. A reconciliation of the estimated operating income to income from continuing operations provided in the Company’s earnings guidance is included in this press release.

Kindred Healthcare Third Quarter Results Exceed Company’s Guidance

November 2, 2009

About Kindred Healthcare

Kindred Healthcare, Inc. is a healthcare services company, based in Louisville, Kentucky, with annual revenues of over $4 billion and approximately 54,800 employees in 41 states. At September 30, 2009, Kindred through its subsidiaries provided healthcare services in 654 locations, including 82 long-term acute care hospitals, 222 skilled nursing centers and a contract rehabilitation services business, Peoplefirst rehabilitation services, which served 350 non-affiliated facilities. Ranked first in Fortune magazine’s 2009 Most Admired Companies “Health Care: Medical Facilities” category, Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. For more information, go to www.kindredhealthcare.com.

Kindred Healthcare Third Quarter Results Exceed Company’s Guidance

November 2, 2009

KINDRED HEALTHCARE, INC.

Financial Summary

(Unaudited)

(In thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008

Revenues	$1,057,488	$997,129	$3,200,016	$3,057,645

Income from continuing operations	$5,388	$2,119	$46,267	$38,806
Discontinued operations, net of income taxes:
Income (loss) from operations	13	(1,321)	(1,465)	(4,369)
Gain (loss) on divestiture of operations	52	(22,058)	(23,999)	(19,346)

Net income (loss)	$5,453	$(21,260)	$20,803	$15,091

Earnings (loss) per common share:
Basic:
Income from continuing operations	$0.14	$0.05	$1.19	$1.00
Discontinued operations:
Income (loss) from operations	—	(0.03)	(0.04)	(0.11)
Gain (loss) on divestiture of operations	—	(0.57)	(0.62)	(0.50)

Net income (loss)	$0.14	$(0.55)	$0.53	$0.39

Diluted:
Income from continuing operations	$0.14	$0.05	$1.18	$0.98
Discontinued operations:
Income (loss) from operations	—	(0.03)	(0.04)	(0.11)
Gain (loss) on divestiture of operations	—	(0.56)	(0.61)	(0.49)

Net income (loss)	$0.14	$(0.54)	$0.53	$0.38

Shares used in computing earnings (loss) per common share:
Basic	38,398	38,034	38,297	37,732
Diluted	38,524	38,894	38,419	38,485

Kindred Healthcare Third Quarter Results Exceed Company’s Guidance

November 2, 2009

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008

Revenues	$1,057,488	$997,129	$3,200,016	$3,057,645

Salaries, wages and benefits	629,077	597,216	1,865,125	1,776,872
Supplies	82,400	77,766	246,648	236,369
Rent	88,081	84,865	260,164	254,348
Other operating expenses	221,524	207,773	663,684	645,290
Other income	(2,870)	(4,313)	(8,565)	(14,197)
Depreciation and amortization	31,992	29,174	93,837	90,277
Interest expense	1,741	3,710	6,448	11,538
Investment income	(746)	(671)	(3,254)	(6,253)

	1,051,199	995,520	3,124,087	2,994,244

Income from continuing operations before income taxes	6,289	1,609	75,929	63,401
Provision (benefit) for income taxes	901	(510)	29,662	24,595

Income from continuing operations	5,388	2,119	46,267	38,806
Discontinued operations, net of income taxes:
Income (loss) from operations	13	(1,321)	(1,465)	(4,369)
Gain (loss) on divestiture of operations	52	(22,058)	(23,999)	(19,346)

Net income (loss)	$5,453	$(21,260)	$20,803	$15,091

Earnings (loss) per common share:
Basic:
Income from continuing operations	$0.14	$0.05	$1.19	$1.00
Discontinued operations:
Income (loss) from operations	—	(0.03)	(0.04)	(0.11)
Gain (loss) on divestiture of operations	—	(0.57)	(0.62)	(0.50)

Net income (loss)	$0.14	$(0.55)	$0.53	$0.39

Diluted:
Income from continuing operations	$0.14	$0.05	$1.18	$0.98
Discontinued operations:
Income (loss) from operations	—	(0.03)	(0.04)	(0.11)
Gain (loss) on divestiture of operations	—	(0.56)	(0.61)	(0.49)

Net income (loss)	$0.14	$(0.54)	$0.53	$0.38

Shares used in computing earnings (loss) per common share:
Basic	38,398	38,034	38,297	37,732
Diluted	38,524	38,894	38,419	38,485

Kindred Healthcare Third Quarter Results Exceed Company’s Guidance

November 2, 2009

KINDRED HEALTHCARE, INC.

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands, except per share amounts)

	September 30, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$45,303	$140,795
Cash - restricted	6,165	5,104
Insurance subsidiary investments	159,830	196,983
Accounts receivable less allowance for loss	665,360	611,032
Inventories	21,863	22,325
Deferred tax assets	52,796	58,296
Income taxes	22,407	47,257
Other	19,303	20,843

	993,027	1,102,635

Property and equipment	1,491,683	1,392,636
Accumulated depreciation	(742,135)	(656,676)

	749,548	735,960
Goodwill	81,223	72,244
Intangible assets less accumulated amortization	64,712	64,367
Assets held for sale	20,733	7,786
Insurance subsidiary investments	50,890	48,610
Deferred tax assets	110,249	100,751
Other	58,527	49,408

	$2,128,909	$2,181,761

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$161,505	$178,246
Salaries, wages and other compensation	296,611	281,542
Due to third party payors	30,827	33,122
Professional liability risks	47,128	55,447
Other accrued liabilities	85,368	76,832
Long-term debt due within one year	84	81

	621,523	625,270

Long-term debt	251,070	349,433
Professional liability risks	208,451	187,804
Deferred credits and other liabilities	104,843	104,279

Stockholders’ equity:
Common stock, $0.25 par value; authorized 175,000 shares; issued 39,074 shares - September 30, 2009 and 38,909 shares - December 31, 2008	9,769	9,727
Capital in excess of par value	817,947	812,141
Accumulated other comprehensive loss	(2,223)	(3,619)
Retained earnings	117,529	96,726

	943,022	914,975

	$2,128,909	$2,181,761

Kindred Healthcare Third Quarter Results Exceed Company’s Guidance

November 2, 2009

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Cash Flows

(Unaudited)

(In thousands)

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
Cash flows from operating activities:
Net income (loss)	$5,453	$(21,260)	$20,803	$15,091
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	31,992	29,595	94,511	92,269
Amortization of stock-based compensation costs	2,449	2,411	7,548	9,806
Provision for doubtful accounts	7,100	6,877	21,747	22,037
Deferred income taxes	4,286	8,226	(5,221)	(4,921)
(Gain) loss on divestiture of discontinued operations	(52)	22,058	23,999	19,346
Other	(1,428)	(853)	(1,192)	(1,946)
Change in operating assets and liabilities:
Accounts receivable	(11,934)	(41,141)	(76,075)	(125,287)
Inventories and other assets	(2,194)	(422)	(11,755)	(4,880)
Accounts payable	3,876	(2,726)	(6,392)	(13,756)
Income taxes	(7,727)	(17,796)	38,374	21,188
Due to third party payors	5,413	14,998	(4,340)	191
Other accrued liabilities	15,580	7,262	37,841	12,251

Net cash provided by operating activities	52,814	7,229	139,848	41,389

Cash flows from investing activities:
Purchase of property and equipment	(33,975)	(47,293)	(112,857)	(112,153)
Acquisitions	(8,035)	(22,419)	(83,432)	(48,824)
Sale of assets	14,019	745	14,019	27,984
Purchase of insurance subsidiary investments	(18,808)	(25,908)	(77,480)	(94,976)
Sale of insurance subsidiary investments	17,658	22,568	97,677	89,501
Net change in insurance subsidiary cash and cash equivalents	1,177	1,671	16,852	40,099
Change in other investments	2	2	2,002	7,002
Other	(517)	1,340	3,877	2,628

Net cash used in investing activities	(28,479)	(69,294)	(139,342)	(88,739)

Cash flows from financing activities:
Proceeds from borrowings under revolving credit	295,600	391,700	952,500	1,119,800
Repayment of borrowings under revolving credit	(319,300)	(328,800)	(1,050,800)	(1,066,500)
Repayment of long-term debt	(20)	(19)	(60)	(57)
Repayment of capital lease obligation	—	—	—	(16,268)
Payment of deferred financing costs	(177)	(211)	(604)	(390)
Issuance of common stock	568	3,087	568	8,865
Other	4,570	(3,213)	2,398	(11,682)

Net cash provided by (used in) financing activities	(18,759)	62,544	(95,998)	33,768

Change in cash and cash equivalents	5,576	479	(95,492)	(13,582)
Cash and cash equivalents at beginning of period	39,727	18,816	140,795	32,877

Cash and cash equivalents at end of period	$45,303	$19,295	$45,303	$19,295

Kindred Healthcare Third Quarter Results Exceed Company’s Guidance

November 2, 2009

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share amounts)

	2008 Quarters				2009 Quarters
	First	Second	Third	Fourth	First	Second	Third

Revenues	$1,034,475	$1,026,041	$997,129	$1,036,219	$1,069,474	$1,073,054	$1,057,488

Salaries, wages and benefits	592,240	587,416	597,216	597,291	615,218	620,830	629,077
Supplies	77,834	80,769	77,766	80,780	80,336	83,912	82,400
Rent	83,623	85,860	84,865	84,325	85,201	86,882	88,081
Other operating expenses	223,973	213,544	207,773	209,093	220,405	221,755	221,524
Other income	(4,717)	(5,167)	(4,313)	(3,210)	(2,872)	(2,823)	(2,870)
Depreciation and amortization	30,558	30,545	29,174	29,745	30,490	31,355	31,992
Interest expense	4,921	2,907	3,710	3,835	2,478	2,229	1,741
Investment income	(3,247)	(2,335)	(671)	(843)	(1,475)	(1,033)	(746)

	1,005,185	993,539	995,520	1,001,016	1,029,781	1,043,107	1,051,199

Income from continuing operations before income taxes	29,290	32,502	1,609	35,203	39,693	29,947	6,289
Provision (benefit) for income taxes	12,080	13,025	(510)	13,549	16,352	12,409	901

Income from continuing operations	17,210	19,477	2,119	21,654	23,341	17,538	5,388
Discontinued operations, net of income taxes:
Income (loss) from operations	(2,520)	(528)	(1,321)	970	(581)	(897)	13
Gain (loss) on divestiture of operations	—	2,712	(22,058)	(1,430)	—	(24,051)	52

Net income (loss)	$14,690	$21,661	$(21,260)	$21,194	$22,760	$(7,410)	$5,453

Earnings (loss) per common share:
Basic:
Income from continuing operations	$0.45	$0.50	$0.05	$0.56	$0.60	$0.45	$0.14
Discontinued operations:
Income (loss) from operations	(0.07)	(0.01)	(0.03)	0.02	(0.02)	(0.02)	—
Gain (loss) on divestiture of operations	—	0.07	(0.57)	(0.04)	—	(0.62)	—

Net income (loss)	$0.38	$0.56	$(0.55)	$0.54	$0.58	$(0.19)	$0.14

Diluted:
Income from continuing operations	$0.44	$0.49	$0.05	$0.55	$0.60	$0.45	$0.14
Discontinued operations:
Income (loss) from operations	(0.06)	(0.01)	(0.03)	0.03	(0.02)	(0.02)	—
Gain (loss) on divestiture of operations	—	0.07	(0.56)	(0.04)	—	(0.62)	—

Net income (loss)	$0.38	$0.55	$(0.54)	$0.54	$0.58	$(0.19)	$0.14

Shares used in computing earnings (loss) per common share:
Basic	37,444	37,714	38,034	38,123	38,184	38,307	38,398
Diluted	38,061	38,474	38,894	38,265	38,315	38,415	38,524

Kindred Healthcare Third Quarter Results Exceed Company’s Guidance

November 2, 2009

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data

(Unaudited)

(In thousands)

	2008 Quarters				2009 Quarters
	First	Second	Third	Fourth	First	Second	Third
Revenues:
Hospital division	$476,167	$461,064	$434,774	$465,317	$492,509	$487,145	$468,069

Health services division	519,543	525,162	521,074	527,518	529,942	537,545	539,217

Rehabilitation division	104,499	106,318	106,796	109,707	117,647	120,450	122,625

	1,100,209	1,092,544	1,062,644	1,102,542	1,140,098	1,145,140	1,129,911

Eliminations	(65,734)	(66,503)	(65,515)	(66,323)	(70,624)	(72,086)	(72,423)

	$1,034,475	$1,026,041	$997,129	$1,036,219	$1,069,474	$1,073,054	$1,057,488

Income from continuing operations:
Operating income (loss):
Hospital division	$96,802	$85,886	$64,818	$97,861	$100,899	$91,027	$78,674

Health services division	73,291	87,962	79,133	81,428	75,574	79,522	73,383

Rehabilitation division	11,486	10,178	7,448	8,959	15,453	13,599	10,912

Corporate:
Overhead	(34,931)	(33,200)	(30,937)	(33,951)	(34,087)	(33,586)	(33,843)
Insurance subsidiary	(1,503)	(1,347)	(1,775)	(2,032)	(1,452)	(1,182)	(1,769)

	(36,434)	(34,547)	(32,712)	(35,983)	(35,539)	(34,768)	(35,612)

Operating income	145,145	149,479	118,687	152,265	156,387	149,380	127,357
Rent	(83,623)	(85,860)	(84,865)	(84,325)	(85,201)	(86,882)	(88,081)
Depreciation and amortization	(30,558)	(30,545)	(29,174)	(29,745)	(30,490)	(31,355)	(31,992)
Interest, net	(1,674)	(572)	(3,039)	(2,992)	(1,003)	(1,196)	(995)

Income from continuing operations before income taxes	29,290	32,502	1,609	35,203	39,693	29,947	6,289
Provision (benefit) for income taxes	12,080	13,025	(510)	13,549	16,352	12,409	901

	$17,210	$19,477	$2,119	$21,654	$23,341	$17,538	$5,388

Kindred Healthcare Third Quarter Results Exceed Company’s Guidance

November 2, 2009

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

(In thousands)

	2008 Quarters				2009 Quarters
	First	Second	Third	Fourth	First	Second	Third
Rent:
Hospital division	$35,907	$37,750	$36,461	$36,198	$36,445	$36,834	$37,062

Health services division	46,326	46,611	46,972	46,703	47,274	48,565	49,471

Rehabilitation division	1,358	1,393	1,405	1,399	1,451	1,459	1,495

Corporate	32	106	27	25	31	24	53

	$83,623	$85,860	$84,865	$84,325	$85,201	$86,882	$88,081

Depreciation and amortization:
Hospital division	$11,303	$11,455	$11,719	$13,673	$12,512	$13,018	$13,275

Health services division	13,892	13,292	11,536	9,925	11,685	12,038	12,408

Rehabilitation division	387	485	547	546	547	549	584

Corporate	4,976	5,313	5,372	5,601	5,746	5,750	5,725

	$30,558	$30,545	$29,174	$29,745	$30,490	$31,355	$31,992

Capital expenditures, excluding acquisitions (including discontinued operations):
Hospital division	$13,556	$20,022	$19,736	$15,903	$14,330	$17,730	$21,110

Health services division	7,135	10,744	19,746	12,468	21,840	11,946	6,371

Rehabilitation division	282	280	271	329	190	172	269

Corporate:
Information systems	3,832	8,616	7,051	6,864	3,453	8,838	6,152
Other	135	258	489	960	173	210	73

	$24,940	$39,920	$47,293	$36,524	$39,986	$38,896	$33,975

Kindred Healthcare Third Quarter Results Exceed Company’s Guidance

November 2, 2009

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2008 Quarters				2009 Quarters
	First	Second	Third	Fourth	First	Second	Third
Hospital data:
End of period data:
Number of hospitals	81	81	82	82	82	82	82
Number of licensed beds	6,358	6,358	6,428	6,482	6,520	6,520	6,520

Revenue mix %:
Medicare	57	56	54	55	56	55	55
Medicaid	9	9	11	11	10	10	11
Medicare Advantage	8	9	9	10	10	11	9
Commercial insurance and other	26	26	26	24	24	24	25

Admissions:
Medicare	7,920	7,268	6,786	7,054	7,421	7,117	6,875
Medicaid	1,034	1,008	1,148	1,043	1,052	1,053	1,165
Medicare Advantage	901	849	869	968	1,094	1,091	926
Commercial insurance and other	1,814	1,799	1,748	1,727	1,921	1,869	1,969

	11,669	10,924	10,551	10,792	11,488	11,130	10,935

Admissions mix %:
Medicare	68	67	64	65	65	64	63
Medicaid	9	9	11	10	9	9	11
Medicare Advantage	8	8	8	9	9	10	8
Commercial insurance and other	15	16	17	16	17	17	18

Patient days:
Medicare	216,737	210,064	188,832	190,794	197,377	197,203	188,712
Medicaid	50,335	50,676	54,108	53,304	50,868	50,485	53,585
Medicare Advantage	28,453	29,219	28,529	31,744	35,229	36,806	29,912
Commercial insurance and other	66,270	67,847	64,449	63,688	65,509	61,960	65,717

	361,795	357,806	335,918	339,530	348,983	346,454	337,926

Average length of stay:
Medicare	27.4	28.9	27.8	27.0	26.6	27.7	27.4
Medicaid	48.7	50.3	47.1	51.1	48.4	47.9	46.0
Medicare Advantage	31.6	34.4	32.8	32.8	32.2	33.7	32.3
Commercial insurance and other	36.5	37.7	36.9	36.9	34.1	33.2	33.4
Weighted average	31.0	32.8	31.8	31.5	30.4	31.1	30.9

Revenues per admission:
Medicare	$34,128	$35,717	$34,721	$36,029	$37,262	$37,748	$37,105
Medicaid	41,853	42,271	40,798	50,577	45,160	45,759	43,640
Medicare Advantage	42,167	46,448	45,679	46,305	46,387	46,950	47,597
Commercial insurance and other	68,691	66,385	64,431	65,774	61,286	63,716	59,957
Weighted average	40,806	42,206	41,207	43,117	42,872	43,769	42,805

Revenues per patient day:
Medicare	$1,247	$1,236	$1,248	$1,332	$1,401	$1,362	$1,352
Medicaid	860	841	866	990	934	954	949
Medicare Advantage	1,335	1,350	1,391	1,412	1,440	1,392	1,473
Commercial insurance and other	1,880	1,760	1,748	1,784	1,797	1,922	1,796
Weighted average	1,316	1,289	1,294	1,370	1,411	1,406	1,385

Medicare case mix index (discharged patients only)	1.12	1.16	1.14	1.17	1.22	1.23	1.19

Average daily census	3,976	3,932	3,651	3,691	3,878	3,807	3,673
Occupancy %	67.9	67.1	62.2	62.1	66.0	64.7	63.6

Annualized employee turnover %	25.0	25.9	25.7	25.2	21.3	22.1	22.8

Kindred Healthcare Third Quarter Results Exceed Company’s Guidance

November 2, 2009

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2008 Quarters				2009 Quarters
	First	Second	Third	Fourth	First	Second	Third
Nursing center data:
End of period data:
Number of nursing centers:
Owned or leased	218	218	218	218	218	218	218
Managed	4	4	4	4	4	4	4

	222	222	222	222	222	222	222

Number of licensed beds:
Owned or leased	27,569	27,449	27,422	27,252	27,138	27,138	27,086
Managed	485	485	485	485	485	485	485

	28,054	27,934	27,907	27,737	27,623	27,623	27,571

Revenue mix %:
Medicare	35	35	33	34	35	35	34
Medicaid	42	43	43	43	41	41	42
Medicare Advantage	5	5	5	5	6	6	6
Private and other	18	17	19	18	18	18	18

Patient days (excludes managed facilities):
Medicare	401,468	394,520	365,125	361,977	374,853	375,140	360,009
Medicaid	1,356,401	1,347,763	1,387,819	1,374,670	1,326,654	1,323,157	1,357,596
Medicare Advantage	64,929	68,850	69,655	69,083	80,352	82,652	84,322
Private and other	413,510	406,564	419,071	420,193	403,320	415,510	415,467

	2,236,308	2,217,697	2,241,670	2,225,923	2,185,179	2,196,459	2,217,394

Patient day mix %:
Medicare	18	18	16	16	17	17	16
Medicaid	61	61	62	62	61	60	61
Medicare Advantage	3	3	3	3	4	4	4
Private and other	18	18	19	19	18	19	19

Revenues per patient day:
Medicare Part A	$428	$430	$433	$455	$457	$459	$464
Total Medicare (including Part B)	461	465	474	497	497	500	508
Medicaid	159	166	163	163	165	167	166
Medicare Advantage	369	373	370	381	380	392	398
Private and other	229	227	230	231	235	232	234
Weighted average	232	237	232	237	243	245	243

Average daily census	24,575	24,370	24,366	24,195	24,280	24,137	24,102
Admissions	18,215	17,634	16,903	17,234	18,166	18,456	17,803
Occupancy %	89.3	89.1	89.2	88.9	89.3	88.9	88.9
Medicare average length of stay	35.2	35.7	36.5	34.8	34.8	35.5	36.3

Annualized employee turnover %	48.2	50.2	51.0	48.9	37.9	39.9	40.2

Rehabilitation data:
Revenue mix %:
Company-operated	65	64	62	61	61	60	59
Non-affiliated	35	36	38	39	39	40	41

Sites of service (at end of period)	650	658	659	655	661	659	660
Revenue per site	$160,767	$161,578	$162,058	$167,492	$177,984	$182,775	$185,797

Therapist productivity %	81.9	81.3	80.1	82.3	84.8	84.8	83.5
Annualized employee turnover %	13.1	13.5	13.2	13.3	10.9	11.6	13.1

Kindred Healthcare Third Quarter Results Exceed Company’s Guidance

November 2, 2009

KINDRED HEALTHCARE, INC.

Earnings (Loss) Per Common Share Reconciliation (a)

(Unaudited)

(In thousands, except per share amounts)

	Three months ended September 30,				Nine months ended September 30,
	2009		2008		2009		2008
	Basic	Diluted	Basic	Diluted	Basic	Diluted	Basic	Diluted
Earnings (loss):
Income from continuing operations:
As reported in Statement of Operations	$5,388	$5,388	$2,119	$2,119	$46,267	$46,267	$38,806	$38,806
Allocation to participating unvested restricted stockholders	(90)	(90)	(46)	(45)	(833)	(830)	(915)	(897)

Available to common stockholders	$5,298	$5,298	$2,073	$2,074	$45,434	$45,437	$37,891	$37,909

Discontinued operations, net of income taxes:
Income (loss) from operations:
As reported in Statement of Operations	$13	$13	$(1,321)	$(1,321)	$(1,465)	$(1,465)	$(4,369)	$(4,369)
Allocation to participating unvested restricted stockholders	—	—	29	28	26	26	103	101

Available to common stockholders	$13	$13	$(1,292)	$(1,293)	$(1,439)	$(1,439)	$(4,266)	$(4,268)

Gain (loss) on divestiture of operations:
As reported in Statement of Operations	$52	$52	$(22,058)	$(22,058)	$(23,999)	$(23,999)	$(19,346)	$(19,346)
Allocation to participating unvested restricted stockholders	(1)	(1)	475	465	432	431	456	447

Available to common stockholders	$51	$51	$(21,583)	$(21,593)	$(23,567)	$(23,568)	$(18,890)	$(18,899)

Net income (loss):
As reported in Statement of Operations	$5,453	$5,453	$(21,260)	$(21,260)	$20,803	$20,803	$15,091	$15,091
Allocation to participating unvested restricted stockholders	(91)	(91)	458	448	(375)	(373)	(356)	(349)

Available to common stockholders	$5,362	$5,362	$(20,802)	$(20,812)	$20,428	$20,430	$14,735	$14,742

Shares used in the computation:
Weighted average shares outstanding - basic computation	38,398	38,398	38,034	38,034	38,297	38,297	37,732	37,732

Dilutive effect of employee stock options		126		860		122		753

Adjusted weighted average shares outstanding - diluted computation		38,524		38,894		38,419		38,485

Earnings (loss) per common share:
Income from continuing operations	$0.14	$0.14	$0.05	$0.05	$1.19	$1.18	$1.00	$0.98
Discontinued operations:
Income (loss) from operations	—	—	(0.03)	(0.03)	(0.04)	(0.04)	(0.11)	(0.11)
Gain (loss) on divestiture of operations	—	—	(0.57)	(0.56)	(0.62)	(0.61)	(0.50)	(0.49)

Net income (loss)	$0.14	$0.14	$(0.55)	$(0.54)	$0.53	$0.53	$0.39	$0.38

(a)	Earnings (loss) per common share are based upon the weighted average number of common shares outstanding during the respective periods. The diluted calculation of earnings (loss) per common share includes the dilutive effect of stock options. On January 1, 2009, the Company adopted the provisions of the authoritative guidance for determining whether instruments granted in share-based payment transactions are participating securities, which requires that certain unvested restricted stock be included as a participating security in the basic and diluted earnings (loss) per common share calculation pursuant to the two-class method.

Kindred Healthcare Third Quarter Results Exceed Company’s Guidance

November 2, 2009

KINDRED HEALTHCARE, INC.

Reconciliation of Earnings Guidance for 2009 and 2010 - Continuing Operations

(Unaudited)

(In millions, except per share amounts)

	Earnings Guidance Ranges (a)
	2009				2010
	As of November 2, 2009		As of August 4, 2009		As of November 2, 2009
	Low	High	Low	High	Low	High

Operating income	$577	$581	$578	$584	$575	$583

Rent	350	350	353	353	364	364
Depreciation and amortization	126	126	126	126	123	123
Interest, net	5	5	8	8	5	5

Income from continuing operations before income taxes	96	100	91	97	83	91
Provision for income taxes	38	40	37	40	35	37

Income from continuing operations	58	60	54	57	48	54
Allocation to participating unvested restricted stockholders	1	1	1	1	1	1

Available to common stockholders	$57	$59	$53	$56	$47	$53

Earnings per diluted share	$1.48	$1.53	$1.35	$1.45	$1.20	$1.35

Shares used in computing earnings per diluted share	38.5	38.5	39.0	39.0	39.0	39.0

(a)	The Company indicated that the earnings guidance for continuing operations reflects the estimated impact of the final rules issued by CMS on July 31, 2009 related to payment rates for LTAC hospitals and nursing centers.

The Company also indicated that the earnings guidance does not reflect any material acquisitions or divestitures and does not take into account any other changes in government reimbursements, repurchases of common stock or unusual items.